STOCK  SALE  AND  PURCHASE  AGREEMENT

     THIS STOCK SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of the _____ day of June, 2010 by and between (a) (i) Clayton
I. Gamber, Kenneth W. Langston and Robin V. Gamber (each of the foregoing persons is referred to hereinafter as a "Seller" and collectively as the "Sellers"), each of whom is a shareholder of Twin Air Calypso Limited, Inc. (the "Company"), a Florida corporation, on the one hand, and (b) AvStar Aviation Group, Inc., a Colorado corporation ("Purchaser"), on the other hand.

     RECITALS:

     WHEREAS, for the purchase price provided for herein and subject to the terms, provisions and conditions set forth herein, Purchaser desires to acquire from Sellers full right, title and interest in and to all of the outstanding stock in the Company, free and clear of any security interest, lien, mortgage, encumbrance, claim, or limitation or restriction on the transfer thereof (collectively, "Encumbrances"); and

     WHEREAS, for the purchase price provided for herein and subject to the terms, provisions and conditions set forth herein, Sellers desires to sell to Purchaser full right, title and interest in and to all of the outstanding stock in the Company;

     AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which each Seller and Purchaser hereby acknowledges) and subject to the terms, provisions and conditions hereof, each Seller and Purchaser hereby agrees as follows:

     ARTICLE  ONE
     SALE  AND  PURCHASE  OF  STOCK

     1.1     Sale  and  Purchase of Stock.  Each Seller hereby agrees to sell to
             ----------------------------
Purchaser at the Closing (as defined herein), and Purchaser hereby agrees to purchase from each Seller at the Closing, full right, title and interest in and to the shares set forth to the right of such Seller's name on Schedule 1.1 hereto, free and clear of any and all Encumbrances.

     1.2     Purchase  Price,  and  Payment Thereof.  The purchase price for the
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outstanding  stock  in the Company shall be composed of  (a) a cash amount equal to $500,000, $154,000 of which has already been paid and (b) 18 million shares of the common stock of Purchaser (referred to hereinafter as the "Common Stock"). Each Seller shall receive the percentages of the cash amount and numbers of shares of Common Stock set forth to the right of such Seller's name on Schedule 1.1 hereto. The $346,000 cash amount required by this Section shall be paid in four installments, the first of which shall be in the amount of $69,200 and shall be due and payable at the Closing, the second of which shall be in the amount of $92,266.66 and shall be due and payable 30 days after the Closing, the third in the amount of $92,266.67 payable 60 days after Closing and a final one of which shall be in the amount of $92,266.67 and shall be due and payable 90 days after the Closing, Notwithstanding the above, at first funding the total amount left unpaid, shall be paid in full, at such funding.

                                  ARTICLE TWO
                          REPRESENTATIONS, WARRANTIES
                           AND AGREEMENTS OF SELLERS

          2.1     Organization  and  Standing  of  Company.  The  Company  is  a
                  ----------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the state of Florida. The Company has full requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. The Company is duly authorized and qualified to carry on its business in the manner as now conducted in all states and jurisdictions in which authorization and qualification is required. The disclosure schedule attached hereto (the "Disclosure Schedule") sets forth a true, correct and complete list of all of the jurisdictions in which the Company is qualified to do business as a foreign corporation. The Company has made available to Purchaser as requested true, correct and complete copies of the contents of such Company's minute book and other corporate records, which are accurate in all material respects and set forth fully and fairly all of the Company's material corporate transactions.

     2.2     Capitalization of the Company.  The authorized capital stock of the
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Company  is  as  follows:

                                   AUTHORIZED               ISSUED
                                   ----------               ------

     Twin  Air  Calypso  Limited,  Inc.          1,000                    1,000

All of the issued and outstanding stock of the Company is duly and validly authorized and issued and is fully paid and non-assessable, and was not issued in violation of the pre-emptive rights of any current or former shareholder. No option, warrant, call, subscription, convertible security, or commitment of any kind obligating the Company to issue any of its stock exists. The Company does not have in effect any compensation plan applicable to any of its officers, directors, employees or other persons under which compensation accrued or payable is determined, in whole or in part, by reference to the related Company's stock. The Company has not entered into any agreement or commitments obligating it to repurchase or otherwise acquire any of its stock.

     2.3     Subsidiaries  and  Other Ventures.  The Company has no subsidiaries
             ---------------------------------
or affiliated corporations, or owns any capital stock, bond, or other security of, or has any equity or proprietary interest in, any corporation, partnership, joint venture, trust, or unincorporated association.

     2.4     Ownership  of  Stock.  Each  Seller owns the number of shares being
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sold  by  such Seller to Purchaser pursuant hereto, as indicated on Schedule 1.1 hereto, free and clear of any Encumbrance. None of the outstanding shares of stock in the Company owned by a Seller is subject to any voting trust, voting agreement, or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect to any such shares.

     2.5     Capacity  to  Enter  into  Agreement.  Each  Seller has full right,
             ------------------------------------
power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such Seller's obligations hereunder and thereunder. When this Agreement and all other agreements, documents and instruments to be executed by a Seller in connection herewith are executed by such Seller and delivered to Purchaser, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of such Seller enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.6     Conflicts.  The  execution,  delivery,  and  consummation  of  the
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transactions  contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which the Company or any Seller is a party or by which the Company or any Seller is bound or by which any of the assets of the Company or any Seller is bound or affected, (b) violate any judgment against, or binding upon, the Company or any Seller or upon the assets of the Company or any Seller, (c) result in the creation of any lien, charge or encumbrance upon any assets of the Company or any Seller pursuant to the terms of any such contract, or (d) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of the Company.

     2.7     Consents.  No  consent,  approval  or  authorization  of,  or
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declaration,  filing  or  registration  with,  any  governmental  or  regulatory authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Seller or the Company is a party or is bound is required to be obtained by Seller or the Company in connection with the execution, delivery and performance of this Agreement by Seller or the Company, such that the failure to obtain or make any such consent, approval, authorization, declaration, filing or registration would materially adversely affect the consummation of the transactions contemplated by this Agreement.

     2.8     Financial  Statements.  Seller  has delivered to Purchaser, or will
             ---------------------
deliver to Purchaser prior to the Closing, copies of the following financial statements (hereinafter collectively referred to as the "Financial Statements"): an unaudited balance sheet of the Company as of May 31, 2010 (singly a "Balance Sheet" and collectively the "Balance Sheet"), an unaudited statement of income of the Company for the period from inception ended May 31, 2010 and unaudited balance sheets and unaudited statements of income of Twin Town Leasing Co., d/b/a "Twin Air Calypso" as of and for the periods ended December 31, 2009 and December 31, 2008. Except as set forth on the Disclosure Schedule,

     (a) The Financial Statements present fairly the financial condition of the Company as at the respective dates thereof, and the results of operations for the respective periods covered thereby, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (b) There is no basis for the assertion of any debts, liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due) which might adversely affect the value of the Company or the use, operation or enjoyment of the assets of the Company that is not expressly set forth on one of the Balance Sheet; and

     (c) The Company is not a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, surety, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due), which is not expressly set forth on one of the Balance Sheet.

     2.9     Absence  of Certain Changes and Events.  Except as set forth on the
             --------------------------------------
Disclosure  Schedule,  since  the date of the Balance Sheet, there has not been:

     (a)     Financial  Change.  Any  material  adverse  change in the financial
             -----------------
condition, operations, business prospects, employee relations, customer relations, assets, liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due) or income of the Company, or the business of the Company, from that shown on the Financial Statements;

     (b)     Distributions.  Any  declaration,  setting aside, or payment of any
             -------------
distribution in respect of the equity interests in the Company, or any direct or indirect redemption, purchase, or any other acquisition of any such interests;

     (c)     Incurrence  of  Debt.  Any borrowing of, or agreement to borrow any
             --------------------
funds or any debt, obligation, or liability (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due) incurred by the Company (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business consistent with past practice;

     (d)     Creation  of  Liens.  Any  Encumbrance  created on or in any of the
             -------------------
Company's properties or assets, except liens for current taxes not yet due and payable;

     (e)     Assets.  Any sale, assignment, or transfer of the Company's assets,
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except  in  the  ordinary  course of business consistent with past practice, any cancellation of any debts or claims owed to the Company, any capital expenditures or commitments therefor exceeding in the aggregate $5,000, any damage, destruction or casualty loss exceeding in the aggregate $5,000 (whether or not covered by insurance), or any charitable contributions or pledges;

     (f)     Material  Contracts.  Any amendment, modification or termination of
             -------------------
any contract, agreement, license, or arrangement to which the Company is or was a party or to which any their assets are or were subject, which amendment or termination has had, or may be reasonably expected to have, an adverse effect on the financial condition, properties, assets, liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due), income or business of the Company; or

     (g)     Other  Material  Changes.  Any  other  material  transaction by the
             ------------------------
Company or any other event or condition pertaining to, and materially adversely affecting the operations, assets, liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due), income or business of the Company.

     2.10     Assets.  The  Disclosure  Schedule  sets forth a true, correct and
              ------
complete  list  of:

     (a) All machinery, equipment, computer equipment, appliances, motor vehicles, fixtures, furniture, furnishings and other tangible personal property (except as separately described in Section (b) below), of every kind and description, owned by the Company;

     (b) All inventories of raw materials, work-in-process, finished products, supplies, tools, spare parts, and shipping containers and materials, held for use in the Company's business;

     (c) All cash, cash equivalents, deposits in transit and interests in bank accounts of the Company, all accounts receivable owed to the Company (the "Accounts Receivable"), and all bills, notes, and securities of the Company, together with an aging schedule for the Accounts Receivable; and

     (d) All telephone and facsimile numbers (local and toll free), all Internet domain sites, all e-mail, Internet and website addresses, and all mailboxes and lockboxes used by the Company.

Except  as  set  forth  on  the  Disclosure  Schedule,

     (i) The Company shall have at Closing good and indefeasible title to all of its assets, free and clear of all Encumbrances, except liens for current taxes not yet due and payable and as otherwise set forth on the Disclosure Schedule; and

     (ii) All assets constituting tangible personal property of the Company are in a good state of repair and operating condition, ordinary wear and tear excepted;

     (iii) All of the inventories of the Company hereto or acquired thereafter (including, without limitation, raw materials, spare parts and supplies, work-in-process, finished goods) consist or will consist of items of a quality, condition and quantity useable and saleable in the normal course of business; and

     (iv) All of the Accounts Receivable of the Company reflected on the Disclosure Schedule, or created thereafter are or will be valid, subsisting, and genuine, arose out of bona fide transactions and are or will be current and collectible, subject to the reserve for Accounts Receivable (believed to be uncollectible) established on the Disclosure Schedule.

     2.11     Contracts.  The  Disclosure  Schedule contains a true, correct and
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complete  list  of all contracts, agreements, commitments and leases, whether or not made in the ordinary course of business, to which the Company is a party or any of their assets are subject. Except as set forth on the Disclosure Schedule,

     (a) All leases, contracts, agreements, arrangement or commitments to which the Company is a party or either of their assets are subject are in good standing, valid, and effective; and

     (b) There is not, under any such lease, contract, agreement, arrangement or commitment, any existing or prospective default or event of default by the Company or event which with notice or lapse of time, or both would constitute a default; and, to each Seller's best knowledge, no other party to any such lease, contract, agreement, arrangement or commitment, is in default or breach thereof nor has any event occurred which with notice or lapse of time would constitute a breach or default of any of such lease, contract, agreement, arrangement or commitment.

     2.12     Permits.  The  Disclosure  Schedule  contains  a true, correct and
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complete  list  of  the  Company's licenses, permits, certificates of authority, variances, authorizations, approvals, registrations, franchises and similar consents granted or issued by any governmental authority. Except as set forth on the Disclosure Schedule,

     (a) The Company holds all licenses, permits and authorizations required to carry on its business, and all such licenses, permits and authorizations are in good standing;

     (b) The Company is in full compliance with and not in default or violation with respect to any term or provision of any of its licenses, permits and authorizations;

     (c) The Company has not received any notice of pending, threatened, or possible violation or investigation in connection with, or loss of, any license, permit, or authorization of its;

     (d) The Company has no knowledge that the issuance of such a notice is being considered or of any facts or circumstances which form the basis for the issuance of such a notice; and

     (e) No license, permit, or authorization of the Company is affected by the transactions provided for herein or contemplated hereby.

     2.13     Intellectual Property.  The Disclosure Schedule contains a listing
              ---------------------
and summary description of all of the Company's patents, trademarks, service marks, trade names, trade dress, logos, business names, copyrights, and registered designs, and registrations and applications thereof, trade secrets and confidential know-how, business information, rights under license agreements, and other intellectual property, including, but not limited to, computer programs and software, databases, source code and documentation; product formulations; drawings; technical specifications; manufacturing data; and test and development data (the foregoing intellectual property is collectively referred to hereinafter as the "Intellectual Property"). Except as set forth on the Disclosure Schedule,

     (a) The Company possesses all intellectual property necessary to the conduct of its businesses;

     (b) The loss or expiration of any Intellectual Property or group of Intellectual Property would not have an adverse effect on the conduct of the Company's business;

     (c) No such loss or expiration is pending or reasonably foreseeable or, to each Seller's best knowledge, threatened;

     (d) The Company owns all right, title, and interest in and to all of its Intellectual Property;

     (e) There have been no claims made against the Company for the assertion of the invalidity, abuse, misuse, or unenforceability of any Intellectual Property, and there are no grounds for the same;

     (f) The Company has not received any notice of conflict with the asserted rights of others; and

     (g) The conduct of the Company's business has not infringed on any rights of others and, to each Seller's best knowledge, no other person has infringed the Intellectual Property.

     2.14     Employees.  The Disclosure Schedule sets forth a true, correct and
              ---------
complete list of all of the employees of the Company, their respective dates of hire, lengths of service, positions and their respective salaries, wage rates and bonus schedules, as applicable. Except as set forth on the Disclosure Schedule,

     (a) The Company is not a party as an employer to any employment contract, agreement or understanding which is not terminable at will without any penalty, liquidated damages or other required payment;

     (b) The Company has satisfied (or has made adequate provision for) all salaries, wages, unemployment insurance premiums, worker compensation payments, income tax, FICA and other deductions and any like payments required by law through and with respect to periods prior to the date hereof;

     (c) The Company's employees are not unionized, and to each Seller's best knowledge, there have not been attempts to unionize them; and

     (d) There have not been any unfair labor practices complaints, labor difficulties or work stoppages, or threats thereof, relating to or affecting any of the Company's activities.

     2.15     Employee  Benefit  Plans.  The  Disclosure  Schedule  sets forth a
              ------------------------
true, correct and complete list of all of the Employee Benefit Plans (as defined below) of the Company. The Company has made true and correct copies of all governing instruments and related agreements pertaining to such benefit plans available to Purchaser and its partners as requested. Except as set forth on the Disclosure Schedule,

     (a) None of Company or any of its ERISA Affiliates (as defined below) sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan (as defined below);

     (b) No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employee Benefit Plan including the right to receive any parachute payment, as defined in Section 280G of the Code (as defined below), or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement;

     (c) No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt Prohibited Transaction (as defined below), and neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Sections 4971 et. seq. of the Code, or for penalties under ERISA Section 502(c), (i) or (1) with respect to any Employee Benefit Plan nor, to each Seller's best knowledge, is there a basis for any such claim. No officer, director or employee of the Company has committed a breach of any material responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan;

     (d) Other than routine claims for benefits, there is no claim pending or, to each Seller's best knowledge, threatened, involving any Employee Benefit Plan by any person against such plan or the Company or any ERISA Affiliate. There is no pending or, to each Seller's best knowledge, threatened proceeding involving any Employee Benefit Plan before the Internal Revenue Service, the U.S. Department of Labor or any other governmental authority;

     (e) There is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Benefit Plan;

     (f) Each Employee Benefit Plan has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code. The Company and their ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Employee Benefit Plan and applicable law or required to be paid as expenses under such Employee Benefit Plan. Each Employer Benefit Plan intended to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and no event has occurred and no amendment has been made that would adversely affect such qualified status;

     (g) With respect to any group health plans maintained by the Company or their ERISA Affiliates, whether or not for the benefit of their employees, the Company and their ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and 4980B of the Code. The Company is not obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan, including without limitation any group health plan, or pursuant to any agreement or understanding;

     (h) The Company has made available to Purchaser a copy of the three (3) most recently filed federal Form 5500 series and accountant's opinion, if applicable, for each Employee Benefit Plan and all applicable Internal Revenue Service determination letters; and

     (i) The Company does not maintain or contribute to, and has never maintained or contributed to any Multi-Employer Plan (as defined below).

     For  purposes  of this Section 2.15, the following definitions shall apply:

     (s) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

     (t)     "Code"  means  the  Internal  Revenue  Code  of  1986,  as amended.

     (u) "Employee Benefit Plan means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company or any ERISA Affiliate covering employees or former employees of the Company.

     (v) "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

     (w) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (x) "ERISA Affiliate" of any person means any other person that, together with such person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

     (y) "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section  4975  of  the  Code  or  Section  408  of  ERISA,  respectively.

     (z) "Multi-Employer Plan" means a plan defined in Section 3(3) of ERISA.

     2.16     Litigation.  Except  as  set  forth  on  the  Disclosure Schedule,
              ----------

     (a) The Company is not subject to any pending, or to each Seller's best knowledge, threatened litigation, proceeding or administrative investigation of any kind or nature (including, without limitation, any matter (including audits) involving the Internal Revenue Service, or other federal or state taxing authorities);

     (b) The Company is not in default with respect to any judgment, order, writ, injunction, decree, or award applicable to it or its assets of any court or other governmental instrumentality or arbitrator; and

     (c) Neither the Company nor any Seller has been served with any now pending suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation in which an unfavorable decision, ruling, or finding would render unlawful or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement, and to each Seller's best knowledge, no such suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation has been instituted or is threatened.

     2.17     Compliance  with  Law.  Except  as  set  forth  on  the Disclosure
              ---------------------
Schedule,

     (a) The Company is not in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, including without limitation, any laws, ordinances, rules, regulations, permits, or orders relating to the business of the Company, or the business operations and practices, health and safety, and employment practices of the Company;

     (b) The Company is not delinquent with respect to any report, filing or submission required to be filed with any governmental commission, board, bureau, agency, or instrumentality, or with any trade association or certification organization that has in the past certified or endorsed the business of the Company; and

     (c) The Company is not delinquent with respect to any reports, filings or submissions required by private covenants or agreements to which it is a party.

     2.18     Taxes.  The  Company  has  filed,  when  due, with all appropriate
              -----
governmental agencies, all tax returns, estimates, reports, and statements to be filed by it (collectively, the "Returns"). Except as set forth on the Disclosure Schedule,

     (a) Each of the Returns is true, complete, proper and accurate in all respects;

     (b) The Company has paid, when due and payable, all requisite income taxes, sales, use, property and transfer taxes, levies, duties, licenses and registration fees and charges of any nature whatsoever and workers' compensation and unemployment taxes, including interest and penalties thereon. The Company has withheld all tax required to be withheld under applicable tax laws and regulations, and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose;

     (c) The tax provision and accruals reflected in each Balance Sheet are adequate to cover the liability at the date thereof for all taxes not yet due and payable, including, without limitation, all taxes based on income, sales, business, or assets, as well as any other taxes;

     (d) The Company has not given or been requested to give, or executed, any extension of time or waiver of any statute of limitations with respect to federal, state, or other political subdivision income or other tax for any period;

     (e) The Company has not received any notice of deficiency or assessment issued or proposed deficiency or assessment by the Internal Revenue Service or any other taxing authority;

     (f) There is no pending audit or inquiry of the Company, nor has the Company received any oral or written notice of any proposed audit or inquiry by any taxing authority or jurisdiction; and

     (g) The Company has delivered to Purchaser as requested true, correct and complete copies of all Returns.

     2.19     Insurance.  The  Disclosure  Schedule contains a true, correct and
              ---------
complete list of all insurance policies either maintained by the Company or maintained by any other person which relates to the Company or its assets in any manner as of the date hereof (collectively, the "Insurance Policies"). The Company has heretofore delivered to Purchaser or its partners as requested true, correct and complete copies of all Insurance Policies requested. Except as set forth on the Disclosure Schedule,

     (a) All Insurance Policies are still in full force and effect, and all premiums due thereon have been paid;

     (b) The Company has complied in all material respects with the provisions of all of its Insurance Policies;

     (c)     No  claim  is  pending  under  any  of  the  Insurance  Policies;

     (d) The Company has not asserted any claims in excess of $10,000 per occurrence under any of the Insurance Policies during the three-year period immediately preceding the date hereof;

     (e) There are no outstanding requirements or recommendations by any insurance company that issued any of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company; and

     (f) The Company has not received any notice or other communication from any such insurance company within the three (3) years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of the Insurance Policies, and (to each Seller's best knowledge) no such cancellation, amendment or increase of premiums is threatened.

     2.20     Environmental  Matters.  Except  as  set  forth  on the Disclosure
              ----------------------
Schedule,

     (a) The Company is in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials (as defined below) and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials;

     (b) The Company has not received any notice from any governmental agency with respect to any alleged violation by it of any applicable federal, state or local environmental or health and safety statutes and regulations in connection with its operations, nor does any Seller know of any basis for any investigation or proceeding against it by any federal, state or local environmental or health and safety enforcement agency in connection with the operation of the business;

     (c) The Company has not received notice of its violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws and regulations, either now or at any time during the past five years, and to each Seller's best knowledge, there are no such threatened or proposed violations with respect to such laws and regulations;

     (d) There are no permits, licenses, consents, filings or other approvals necessary or required to be obtained or made by laws and regulations relating to Hazardous Material, pollution controls and environmental contamination in connection with the Company's business;

     (e) The Company is not a party to any contract or other agreement relating to the storage, transportation, treatment or disposal of Hazardous Materials;

     (f) There are no claims or facts or circumstances that reasonably could form the basis for the assertion of any claim relating to environmental matters involving the Company, including, but not limited to, any claim arising from any act or omission of the Company or past or present practices of the business of the Company, or with respect to properties now or previously owned or leased by the Company, which could be asserted under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.9601-9657 and any amendments thereto ("CERLA"), or the Resource Conservation and Recovery Act, 42 U.S. 6901-6987 and any amendments thereto ("RCRA"), or any other federal, state or local environmental statute governing the generation, use, treatment, disposal, discharge, ownership, operation, transportation or storage of Hazardous Materials;

     (g) The Company is not subject to any remedial obligation under applicable law or administrative order or decree pertaining to environmental, health or safety statutes or regulations, including, without limitation, CERLA, RCRA or any similar state statute;

     (h) To each Seller's best knowledge, no Hazardous Material or other substances known or suspected to pose a threat to health or the environment have been disposed of or otherwise released on or near any real property or improvements of the Company;

     (i) There are no off-site locations where Hazardous Materials associated in any way with the Company have been generated, used, collected, treated, stored, transported, recycled, discharged or disposed of; and

     (j) To each Seller's best knowledge, after diligent investigation and inquiry, no real property is owned or leased by the Company that is on any federal or state "Superfund" list or subject to any environmentally related liens, and no claim has been made or, to each Seller's best knowledge, threatened, alleging damages arising from any Hazardous Materials or other substances known or suspected to pose a threat to health or the environment.

     The term "Hazardous Materials" shall mean materials, substances, waste or by-products defined as "hazardous substances", "hazardous wastes" or "solid wastes" in CERLA, RCRA or any other federal, state or local environmental statute or regulation. For the purposes of this representation and warranty, the term "claim" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, costs, and attorneys' fees and other expenses regarding or against the Company or its assets.

     2.21     Finder's  Fees.  No  Seller nor the Company, nor any one acting on
              --------------
their behalf, has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby.

     2.22     Transactions  with Affiliated Parties.  Except as set forth on the
              -------------------------------------
Disclosure  Schedule,

     (a) There are no transactions currently engaged in between any Seller and any of its Affiliates (as defined below) (other than arrangements governing remuneration for services provided as officers, directors, or employees). For purposes of this Agreement, "Affiliate" means, with respect to any Person (as defined below), any Person that controls, is controlled by or is under common control with such Person, together with its and their respective members, managers, partners, venturers, directors, officers, agents, employees, spouses and legal representatives. A Person shall be presumed to have control of another Person when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of such other Person, whether through ownership of voting securities, by contract, or otherwise. "Person" means an individual, partnership, limited liability company, association, corporation or other entity;

     (b) Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded, no Seller nor any Affiliate of a Seller has any investment or ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, major supplier, or customer of the Company; and

     (c) There are no agreements to which any Seller is a party under which the transactions contemplated by this Agreement (i) will require payment by the Company or Purchaser to, or any consent or waiver from, any Affiliate of the Company or Purchaser, or (ii) will impose any other liability, duty, obligation or responsibility to any Affiliate of the Company under any such agreement.

     2.23     Securities  Representations.  Each  Seller believes that he or she
              ---------------------------
is familiar with the business and financial condition, properties, operations and prospects of Purchaser, has been given full access to all material information concerning the condition, properties, operations and prospects of Purchaser, and he or she has had an opportunity to ask such questions of, and to receive such information from, Purchaser as he or she has desired and to obtain any additional information necessary to verify the accuracy of the information and data received; such Seller has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an acquisition of the Common Stock; such Seller has reviewed his, her or its financial condition and commitments and that, based on such review, such Seller is satisfied that he or she (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of the Common Stock to satisfy existing or contemplated undertakings, needs or indebtedness, (c) is capable of bearing the economic risk of the ownership of the Common Stock for the indefinite future, and (d) has assets or sources of income which, taken together, are more than sufficient so that such Seller could bear the loss of the entire value of the Common Stock; such Seller is acquiring the Common Stock solely for his, her or its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Common Stock; such Seller understands that the Common Stock has not been registered under the Securities Act of 1933 or any state securities laws and therefore the Common Stock is "restricted" under such laws; and such Seller has not offered or sold any portion of the Common Stock and has no present intention of reselling or otherwise disposing of any portion of the Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

     2.24     Untrue  Statements.  This  Agreement,  the  schedules and exhibits
              ------------------
hereto, and all other documents and information furnished by any Seller or any Seller's representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements made herein and therein not misleading.

     ARTICLE  THREE
                  REPRESENTATIONS, WARRANTIES, AND AGREEMENTS
                                  OF PURCHASER

     Purchaser  hereby represents, warrants, and agrees to and with each Seller:

     3.1     Organization and Standing of Purchaser.  Purchaser is a corporation
             --------------------------------------
duly organized, validly existing and in good standing under the laws of the state of Colorado. Purchaser has full requisite power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it. Purchaser is duly authorized and qualified to carry on its business in the manner as now conducted in each state in which authorization and qualification is required.

     3.2     Capacity  to Enter into Agreement.  Purchaser has full right, power
             ---------------------------------
and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith have been authorized by all necessary action by Purchaser. When this Agreement and all other agreements, documents and instruments to be executed by Purchaser in connection herewith are executed by Purchaser and delivered to Sellers, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Purchaser or enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3     Conflicts.  The  execution,  delivery,  and  consummation  of  the
             ---------
transactions contemplated by this Agreement will not (a) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Purchaser is a party or by which Purchaser is bound or by which any of the assets of Purchaser is bound or affected, (b) violate any judgment against, or binding upon, Purchaser or upon the assets of Purchaser, (c) result in the creation of any lien, charge or encumbrance upon any assets of Purchaser pursuant to the terms of any such contract, or (d) violate any provision in any charter document of Purchaser, or any other agreement affecting the governance and control of Purchaser.

     3.4     Consents.  No  consent,  approval  or  authorization  of,  or
             --------
declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any material contract to which Purchaser is a party or is bound is required to be obtained by Purchaser in connection with the execution, delivery and performance of this Agreement by Purchaser, such that the failure to obtain or make any such consent, approval, authorization, declaration, filing or registration would materially adversely affect the consummation of the transactions contemplated by this Agreement.

     3.5     Litigation.  Purchaser  has  not  been  served with any now pending
             ----------
suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation in which an unfavorable decision, ruling, or finding would render unlawful or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement, and to Purchaser's best knowledge, no such suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation has been instituted or is threatened.

     3.6     Valid  Issuance.  Each  share of the Common Stock to be issued to a
             ---------------
Seller pursuant to this Agreement (when issued in accordance with this Agreement) will be duly and validly authorized and issued, fully paid and non-assessable.

     3.7     Finder's  Fees.  Neither  Purchaser nor anyone acting on its behalf
             --------------
has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby.

     ARTICLE  FOUR
     PRE-CLOSING  AGREEMENTS

     4.1     Interim  Business.  After  the date hereof and until the Closing or
             -----------------
the termination of this Agreement in accordance with ARTICLE SIX hereof, unless otherwise expressly agreed to by Purchaser in writing, each Seller agrees to cause the Company to conduct its business in the ordinary course consistent with past practice and shall use reasonable efforts to keep its assets in good repair and working order except for ordinary wear and tear, maintain any existing insurance on the assets, and preserve intact the Company's businesses. Without limiting the generality of the foregoing, after the date hereof and until the Closing or the termination of this Agreement in accordance with ARTICLE SIX hereof, unless otherwise expressly agreed to by Purchaser in writing, each Seller agrees to cause the Company to not to (a) make any acquisition, by means of a merger or otherwise, of a material amount of assets or securities, other than acquisitions in the ordinary course consistent with past practice; (b) agree to any sale, lease, encumbrance or other disposition of a material amount of assets or securities or any material change in its capitalization, other than sales or other dispositions in the ordinary course consistent with past practice; (c) enter into any material contract other than in the ordinary course of business or agree to any release or relinquishment of any material contract rights; (d) incur any long-term debt or short-term debt for borrowed money except for debt incurred in the ordinary course consistent with past practice; or (e) agree in writing or otherwise to take any of the foregoing actions.

     4.2     Information.  After  the  date  hereof and until the Closing or the
             -----------
termination of this Agreement in accordance with ARTICLE SIX hereof, each Seller shall (a) promptly give, or cause the Company to give, to Purchaser and its authorized representatives access during regular business hours to the Company's books, records, properties, personnel and to such other information as Purchaser reasonably request, and (b) cause its the Company's officers to furnish to Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may reasonably request.

     4.3     Reasonable Efforts.  After the date hereof and until the Closing or
             ------------------
the termination of this Agreement in accordance with ARTICLE SIX hereof, each Seller and Purchaser shall use all reasonable efforts to cause all conditions to Closing set forth in ARTICLE FIVE within their power to be satisfied on or prior to July 15, 2010 (the "Latest Closing Date").

     4.4     Exclusivity.  After  the  date  hereof and until the Closing or the
             -----------
termination of this Agreement in accordance with ARTICLE SIX hereof (the "Standstill Period"), no Seller nor any of its Affiliates (as defined in Section
2.22 above) shall (whether directly or indirectly through advisors, agents, employees or other intermediaries), (i) solicit, initiate or take any action knowingly to encourage the submission of inquiries, proposals or offers which constitute or would reasonably be expected to lead to (A) any acquisition or purchase by any person or entity other than Purchaser (a "Third Party") of any of the consolidated assets or outstanding equity securities of the Company, (B) any merger, consolidation, business combination, sale of substantially all assets, re-capitalization, liquidation, dissolution or similar transaction involving the Company and any Third Party, or (C) any fund raising or financing activities involving the Company or its assets and any Third Party (any of the transactions described in clauses (A), (B), or (C) is referred to hereinafter as a "Transaction"), (ii) enter into or participate in any discussions or negotiations with any Third Party regarding a Transaction, or furnish to any Third Party any information with respect to Company's business, properties or assets in furtherance of any proposal to effect a Transaction or (iii) enter into any agreement, understanding or arrangement with any Third Party regarding a Transaction. If any Seller, the Company or any of their Affiliates takes any action described in clause (i), (ii) or (iii) hereinabove with a Third Party during the Standstill Period, all Sellers involved shall, in addition to any damages, losses and liabilities arising from such action, promptly reimburse Purchaser for all Purchaser Expenses (as defined below). For purposes hereof, "Purchaser Expenses" means all reasonable out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel in connection with the formation of Purchaser and/or in connection with Purchaser's fund raising activities and all fees of counsel, accountants, experts and consultants to Purchaser) actually incurred or accrued by Purchaser or on its behalf in connection with its formation and fund raising activities. Moreover, each Seller further agrees and acknowledges that Purchaser does not have an adequate remedy at law for the breach or threatened breach by a Seller, the Company or any of their Affiliates of the covenants contained in clause (i), (ii) or (iii) hereinabove with a Third Party during the Standstill Period, and therefore each Seller specifically agrees that Purchaser, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin such Seller, the Company that is involved or any of their Affiliates from such breach or threatened breach, and that in this connection, Purchaser need not prove irreparable harm as a condition to the granting of injunctive relief.

     ARTICLE  FIVE
     CONDITIONS  TO  CLOSING

     5.1     Conditions  to  Purchaser's  Obligations.  The  obligations  of
             ----------------------------------------
Purchaser at the Closing are subject, at Purchaser's election, to the satisfaction on or prior to Closing of each of the conditions set forth below.

     (a) Each of the representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if each such representation and warranty was made at and as of the Closing (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), each Seller shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by such Seller prior to or at the Closing, and at the Closing there shall be delivered to Purchaser customary bring-down certificates (each dated as of the Closing, signed by each Seller) to the foregoing effects; and

     (b) No suit or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages from Purchaser in connection with, the transactions contemplated by this Agreement; and

     (c) The business, legal, technical and financial due diligence of the Company's business shall have been completed and shall be satisfactory to Purchaser in its sole discretion, Purchaser hereby acknowledging that it has conducted and completed a certain amount of due diligence through the date of this Agreement; and

     (d) The legal research and analysis as to the availability and anticipated perfection of exemptions from all applicable Federal and state securities offering registration requirements relating to the issuance of the Common Stock to Sellers shall have been completed and shall be satisfactory to Purchaser in its sole discretion; and

     (e) All third party and other consents required for the transfer of shares in accordance with this Agreement shall have been obtained; and

     (f) There shall not have been any material adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of Seller, or the business of Seller; and

     (g) Clayton I. Gamber shall have entered into an Employment Agreements in the form of Exhibit 5.1(g) hereto (the "Employment Agreement"); and

     (h) Sellers shall have delivered to Purchaser, or cause to have been delivered to Purchaser, the other items required to be delivered to Purchaser in accordance with of Section 7.2 hereof.

     5.2     Conditions to Sellers' Obligations.  The obligations of each Seller
             ----------------------------------
at the Closing are subject, at the election of Sellers holding a majority of the outstanding shares in each of the Company, to the satisfaction on or prior to Closing of each of the conditions set forth below.

     (a) Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if each such representation and warranty was made at and as of the Closing (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), Purchaser shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it prior to or at the Closing, and at the Closing there shall be delivered to Seller customary bring-down certificates (each dated as of the Closing, signed by Purchaser) to the foregoing effect; and

     (b) No suit or other proceeding by any third party shall be pending before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages from any Seller in connection with, the transactions contemplated by this Agreement; and

     (c) Purchaser shall have delivered to Seller, or cause to have been delivered to Seller, the items required to be delivered to Seller in accordance with of Section 7.3 hereof.

     ARTICLE  SIX
     TERMINATION

     6.1     Termination  by  Purchaser.  This  Agreement  and  the transactions
             --------------------------
contemplated hereby may be terminated at Purchaser's sole election prior to Closing by Purchaser's giving written notice to Seller of Purchaser's election to so terminate in any of the following instances:

     (a) If any condition set forth in Section 5.1 is not satisfied in any respect or waived by Purchaser on or before the Closing or if the Closing has not occurred before the end of business hours on the Latest Closing Date (as defined in Section 4.3), other than due to a breach of this Agreement by Purchaser;

     (b) If any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from Purchaser in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before the end of business hours on the date of the Closing.

     Notwithstanding that this Section 6.1 permits Purchaser to terminate this Agreement upon the occurrence of the instance described in Section 6.1(a), Purchaser may, in lieu of terminating this Agreement, seek to consummate the sale and purchase provided for hereby, and assert any cause of action (including, without limitation, any and all claims for indemnification) that Purchaser may otherwise have against Seller for the failure to fulfill the condition as herein set forth.

     6.2     Termination  by  Sellers.  This  Agreement  and  the  transactions
             ------------------------
contemplated hereby may be terminated at the sole election of Sellers holding a majority of the outstanding shares in the Company, prior to Closing by such Seller's giving written notice to Purchaser of such Seller's election to so terminate in any of the following instances:

     (a) If any of the conditions set forth in Section 5.2 are not satisfied in any respect or waived by Seller on or before the Closing, or if the Closing has not occurred before the end of business hours on the Latest Closing Date (as defined in Section 4.3), other than due to a breach of this Agreement by Seller; or

     (b) If any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from Seller in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before the end of business hours on the date of the Closing.

     6.3     Mutual  Termination.  The  Sellers and Purchaser may terminate this
             -------------------
Agreement  at  any  time  by  mutual  written  consent.

     6.4     Effect  of Termination. If this Agreement is terminated pursuant to
             ----------------------
any of Section 6.1, 6.2 or 6.3, this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of any Seller or Purchaser or any shareholder, director, officer, partner, or any director, officer or principal of any partner, except for liabilities of a party hereto to another arising from a breach of this Agreement prior to termination in accordance with either of Section 6.1 or 6.2 and except that the provisions set forth in this Section 6.4, ARTICLE TEN hereof or any other ancillary agreement that the parties have entered into, shall survive termination of this Agreement.

     ARTICLE  SEVEN
     CLOSING

     7.1     Closing.  Subject to ARTICLES FIVE AND SIX hereof, the closing (the
             -------
"Closing") of the sale and purchase of the stock pursuant to this Agreement shall occur at the offices of Purchaser (or such other place as Seller and Purchaser shall agree upon in writing), at such time and on such date as Seller and Purchaser may agree, as soon as practicable after the conditions set forth in ARTICLE FIVE have been satisfied or waived. All transactions contemplated at the Closing shall be deemed to be effective as of midnight on the day preceding the date of Closing.

     7.2     Sellers'  Deliveries.  At  the  Closing,  Sellers  shall  deliver:
             --------------------

     (a) All stock certificates representing all outstanding shares in the Company, properly endorsed or accompanied by duly executed stock powers in good form; and

     (b) A certificate of each Seller (dated as of the Closing) certifying that each of the representations and warranties of each Seller contained in this Agreement is true and correct in all material respects at and as of the Closing as if each such representation and warranty was made at and as of the Closing (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time) and that each Seller has performed in all material respects all agreements and covenants required by this Agreement to be performed by them prior to or at the Closing; and

     (c) Copies of all required third party consents to the sale of the shares that are required and have been obtained; and

     (d)     The  Employment  Agreement;  and

     (e) Releases in the form of Exhibit 7.2(e) hereto, one executed by Purchaser and each Seller; and

     (f) Letters of Resignation signed by each Seller (other than Clayton I. Gamber) whereby each such Seller resigns from any seat that he or she may hold on the Board of Directors of the Company and all offices he or she may hold with the Company.

     Simultaneously with the deliveries provided for above, Sellers shall take all reasonable steps as may be required to put Purchaser in actual possession and operating control of the Company's assets.

     7.3     Purchaser's  Deliveries.  At  the Closing, Purchaser shall deliver:
             -----------------------

     (a) A stock certificate to each Seller representing the number of restricted shares of Common Stock that such Seller is to receive in accordance with Schedule 1.1 hereto; and

     (b) Certificates of appropriate authorized officers of Purchaser (dated as of the Closing) certifying that each of the representations and warranties of Purchaser contained in this Agreement is true and correct in all material respects at and as of the Closing as if each such representation and warranty was made at and as of the Closing (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time) and that Purchaser has performed in all material respects all agreements and covenants required by this Agreement to be performed by them prior to or at the Closing; and

     (d)     The  Employment  Agreement.

     ARTICLE  EIGHT
     CERTAIN  POST-CLOSING  AGREEMENTS

     8.1     Further  Assurances.  Following  the  date hereof, each party shall
             -------------------
execute and deliver such other documents, and take such other actions, as may be reasonably requested by the other party to vest in Purchaser full right title and interest in and to the stock in the Company being acquired pursuant hereto, to complete the transactions contemplated by this Agreement and to allow each party fully to enjoy and exercise the rights accorded to and acquired by it under this Agreement or any other agreement entered into pursuant hereto.

     8.2     Publicity.  The  parties  hereto  shall  jointly  prepare any press
             ---------
release or other public announcement relating to this Agreement, except that the foregoing shall not prevent any party hereto or any affiliate thereof from issuing any press release required by applicable law.

     8.3     Covenant  Not  to Compete.  In further consideration of Purchaser's
             -------------------------
purchase of the outstanding shares in the Company and other independent valuable consideration (the receipt of which each Seller hereby acknowledges), each Seller hereby agrees as follows:

     (a) For a period of five (5) years from the date of the closing of the sale and purchase of the outstanding stock in the Company pursuant hereto (the "Restricted Period"), such Seller shall not directly or indirectly, acting alone or in any capacity with any other business entity: (i) engage within the state of Florida in the non-scheduled charter airline business or the aircraft maintenance business; (ii) solicit, deal, negotiate, enter into an arrangement, contract or attempt to do any of the foregoing, in any respect pertaining to the non-scheduled charter airline business or the aircraft maintenance, with any person who was a customer of the Company during the two (2) year period prior to the date hereof, or attempt to cause any such person not to continue its business relationship with the Company; (iii) induce or attempt to influence, directly or indirectly, any person employed by the Company immediately prior to the date hereof to terminate his, her or its employment or contractual relationship, or (iv) disclose to any person, firm, or corporation any trade secrets or proprietary data relating to, or any details relating to the methods of operation of the Company's, including, without limitation, the customer lists and contents of other business records, or otherwise attempt to take any form of advantage of such information.

     (b) Notwithstanding the foregoing provisions, each Seller shall be permitted to own up to five percent (5%) of the publicly traded securities, whose securities are registered under Section 12 or who file reports under
Section 15(d) of the Securities Exchange Act of 1934, of any company, even those engaged in the non-scheduled charter airline business or the aircraft maintenance business.

     (c) Each Seller hereby specifically acknowledges and agrees that the temporal and other restrictions contained in (a) immediately above are reasonable and necessary to protect the business that Purchaser is purchasing through the purchaser of the outstanding stock in the Company, and that the enforcement of the provisions of this section will not work an undue hardship on him, her or it.

     (d) Each Seller further agrees that in the event either the duration, geographical scope, or any other restriction, or portion thereof, set forth in
(a) immediately above is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of (a) immediately above will remain in full force and effect as reduced or modified.

     (e) Each Seller further agrees and acknowledges that Purchaser does not have an adequate remedy at law for the breach or threatened breach by him, her or it of the covenants contained in (a) immediately above, and each Seller therefore specifically agrees that Purchaser, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin such Seller from such breach or threatened breach.

     (f) Each Seller further agrees, in the event that any provision of (a) immediately above is held to be invalid or against public policy, the remaining provisions of (a) immediately above and the remainder of this Section shall not be affected thereby.

     (g)     Each  Seller  further  agrees  that  the  running of the Restricted
Period shall be tolled for any period of time during which such Seller is in violation of this Section.

     ARTICLE  NINE
     SURVIVAL  AND  INDEMNITY

     9.1     Survival  of  Representations  and  Warranties.  All  of  the
             ----------------------------------------------
representations and warranties made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto.

     9.2     Indemnification  by Sellers.  Sellers shall, jointly and severally,
             ---------------------------
protect, indemnify and hold harmless Purchaser, and Purchaser's directors, officers, employees, agents, affiliates, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by any of them in this Agreement.

     9.3     Indemnification  by  Purchaser.  Purchaser shall protect, indemnify
             ------------------------------
and hold harmless each Seller, and each Seller's legal representatives, heirs, beneficiaries, successors and assigns, from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.

     ARTICLE  TEN
     MISCELLANEOUS

     10.1     Notices.  Any  notices, requests, demands, or other communications
              -------
herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given if personally served, when served, or if mailed, when deposited in the mail and shall be deemed to have been received if personally served, when served, or if mailed, on the third business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed. As used in this Agreement, the term "business day" means days other than Saturdays, Sundays, and holidays recognized by Federal banks. For purposes of this Agreement, the addresses of the parties hereto shall be the addresses as set forth on the signature pages of this Agreement until a party subsequently notifies the other party in writing of a change of address.

     10.2     Counterparts.  This  Agreement  may  be  executed in any number of
              ------------
counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

     10.3     Amendments  and Waivers.  This Agreement may be amended, modified,
              -----------------------
or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, agreements, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, agreements, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, agreements, covenant, representation, or warranty.

     10.4     Time  of  Essence.  Time  is  of the essence in the performance of
              -----------------
this  Agreement.

     10.5     Captions.  The captions contained in this Agreement are solely for
              --------
convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof.

     10.6     Entire  Agreement.  This  Agreement  (including  the schedules and
              -----------------
exhibits hereto, the Financial Statements, and all supporting agreements referred to herein, all of which are by this reference fully incorporated into this agreement) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

     10.7     Assignment,  and  Successors  and  Assigns.  No  party  hereto may
              ------------------------------------------
assign any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the preceding, Purchaser may assign all or part of this Agreement and its rights hereunder to a wholly-owned subsidiary or to a person who acquires substantially all of the assets of Purchaser and who assumes all of the obligations of Purchaser hereunder, provided in each such case that no such assignment shall release Purchaser from its duties and obligations hereunder. All of the terms, provisions, agreements, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, permitted assigns, and successors.

     10.8     Knowledge,  Gender,  and  Certain  References.  Whenever  a
              ---------------------------------------------
representation or warranty made herein is made to the best of any entity's knowledge, such representation or warranty is based only on the actual knowledge or belief of the entity's management without any independent investigation on the part of such management or any other person although such management has no reason to believe that the representation or warranty made was not true as of the date which it speaks. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender. The terms "hereof," "herein," or "hereunder" shall refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof.

     10.9     Applicable  Law  and  Draftsmanship.  This  Agreement  has  been
              -----------------------------------
executed in Harris County, Texas. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAWS OF THE STATE OF TEXAS. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

     10.10     Severability.  If  any  term, provision, agreements, covenant, or
               ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     10.11          Costs,  Expenses  and Fees.  Each party hereto agrees hereby
                    --------------------------
to pay all costs, expenses, and fees incurred by it in connection with the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees.

                             [SIGNATURES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"SELLERS"



___________________________________          ___________________________________
     Clayton  I.  Gamber                         Kenneth  W.  Langston

Address:     ________________________            Address: _____________________
             ________________________                     _____________________



____________________________________
     Robin  V.  Gamber

Address:     ________________________
             ________________________


"PURCHASER"

AVSTAR  AVIATION  GROUP,  INC.,
a  Colorado  corporation


By:_________________________________

Name:______________________________

Its:_________________________________

Address:     3600  S.  Gessner  Road,  Ste.  220
          Houston,  Texas  77063

     SCHEDULE  1.1***

                                                 PERCENTAGE     PERCENTAGE OF
NAME  OF                 NUMBER  OF               OF  CASH       ACQUISITION
SELLER                   SHARES  BEING  SOLD   TO  BE  RECEIVED  SHARES TO  BE
                                                                    RECEIVED

Clayton  I.  Gamber          650*               32.5%                    32.5%

Kenneth  W.  Langston        350                35.0%                    35.0%

Robin  V.  Gamber            650*               32.5%                    32.5%

*     Such  Seller's  joint  interest  in  these  shares